Exhibit 99.1

Alta Equipment Group Acquires Yale Industrial Trucks, Inc.

Expands Company’s North American Presence into Major Canadian Markets

LIVONIA, Mich., – July 6, 2022 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta” or “the Company”) today announced that it has entered into a definitive agreement to acquire Yale Industrial Trucks, Inc. (“YIT”), a privately held Yale lift truck dealer with five locations in southeastern Canada. The company provides sales, service, and rental of material handling equipment throughout its territory, which encompasses Canada’s two largest population centers of Toronto and Montreal. YIT has been a successful dealer since 1972, has more than 140 employees, 75 of which are service technicians and is headquartered in Woodbridge, Ontario.

“The YIT acquisition is consistent with our growth strategy, which includes expanding into new markets which offer substantial opportunities to increase the scale of our business,” said, Ryan Greenawalt, Chief Executive Officer of Alta. “This acquisition extends our operations into an international market for the first time and bridges our existing U.S. territories. It will benefit our Material Handling business as Quebec and Ontario represent approximately 80% of the market opportunity in Canada, and the greater Toronto area is one of the top five industrial distribution markets in North America. Culturally, they have a rich 50-year history of providing outstanding service to customers in the Canadian market which fits with our focus. We’re pleased to welcome YIT to the Alta family.”

YIT generated approximately $46.6 million in revenue and adjusted EBITDA of $9.4 million in the trailing twelve months through May 2022. The implied enterprise value of the acquisition is estimated to be approximately $33.5 million, subject to post-closing purchase price adjustments.

In connection with the YIT acquisition, the Company will be amending its ABL and Floorplan First Lien Credit Agreements. The amendment will, (i) exercise $80 million of the $150 million accordion function currently included in the Company’s asset-based revolving line of credit increasing borrowing capacity from $350 million to $430 million, which will include a $35 million Canadian-denominated sublimit facility; and (ii) increase the borrowing capacity of its revolving floor plan facility by $10 million from $50 million to $60 million.

The Company expects to close both the acquisition of YIT and the amendments to its credit agreements in the third quarter.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 38 years and has developed a branch network that includes over 60 total locations across Michigan, Illinois,

800.261.9642
altg.com

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Indiana, New England, New York, Virginia, Florida, and Ohio. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More information can be found at www.altg.com.

Forward Looking Statements

This presentation includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: our future financial performance; our plans for expansion and acquisitions; and changes in our strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this presentation, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against us relating to the business combination and related transactions; (2) the ability to maintain our listing of shares of common stock on the New York Stock Exchange; (3) the risk that integrating our acquisitions disrupts our current plans and operations; (4) the ability to recognize the anticipated benefits of our business combination and acquisitions, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, our ability to maintain relationships with customers and suppliers and retain our management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; (7) disruptions in the political, regulatory, economic and social conditions domestically or internationally; (8) major public health issues, such as an outbreak of a pandemic or epidemic (such as the novel coronavirus COVID-19), which could cause disruptions in our operations, supply chain, or workforce; and (9) and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in our annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

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Contacts

Investors:
Kevin Inda
SCR Partners, LLC
IR@altg.com
(225) 772-0254

Media:
Glenn Moore
Alta Equipment
glenn.moore@altg.com
(248) 305-2134